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                                                                   EXHIBIT 3(ii)
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                                   BYLAWS OF

                      THE PEOPLES BANCTRUST COMPANY, INC.

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                                   ARTICLE I
                            MEETING OF SHAREHOLDERS
                            -----------------------

   Section 1.1  Annual Meeting.  The regular annual meeting of the shareholders
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for the election of directors, and the transaction of whatever other business may properly come before the meeting, shall be held at the Main Office of the Corporation, or such other places as the Board of Directors may designate, on the second Tuesday of April of each year. If from any cause the annual meeting is not held on the above day or an election of directors is not made on the day of the annual meeting, the Board of Directors shall order the annual meeting or meeting for the election of directors to be held on some subsequent day, as soon thereafter as practicable, and notice thereof shall be given in the manner provided for herein.

   Section 1.2  Special Meetings.  Except as otherwise specifically provided by
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statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board, the President, or any shareholder or shareholders owning, in the aggregate, not less than thirty-three and one-third percent of all of the shares of the Corporation entitled to vote at the meeting.

   Section 1.3  Notice of Shareholders' Meetings.  Written notice stating the
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place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the discretion of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Notice may be waived in writing, whether before or after the time stated therein.

   Section 1.4  Proxies.  Shareholders may vote at any meeting of the
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shareholders by proxies executed in writing by the shareholder or by his duly authorized attorney-in-fact. Proxies shall be dated and shall be filed with the records of the meeting.

   Section 1.5  Voting of Shares.  In all elections of directors, each holder of
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common stock shall be entitled to one vote for each share of such stock owned by him, and may vote either in person or by proxy. In the election of directors, no shareholder shall have the right of cumulative voting of his shares.

   Section 1.6  Quorum.  A majority of the outstanding capital stock,
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represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

   Section 1.7  Nominations for Directors.  Nominations for directors to be
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elected at the annual meeting shall be made in writing and submitted to the
Secretary or President of the Corporation at least three days prior to the annual meeting date. No further nominations shall be accepted, unless the shareholders, by majority vote, determine that additional nominations are to be accepted, in which event further nominations as so determined by the shareholders may be made at the annual meeting.

          Section 1.8  Action Without a Meeting.  Notwithstanding other
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provisions of these bylaws, any action which may be taken at a meeting of the shareholders, including the election of directors, may be taken without a meeting if a consent in writing of all shareholders entitled to vote is obtained pursuant to Alabama law.

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                                   SECTION II
                                   DIRECTORS
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   Section 2.1  Board of Directors.  The Board of Directors (hereinafter
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referred to as the "Board") shall have the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by law, all corporate powers of the Corporation shall be vested in and may be exercised by said Board.

   Section 2.2  Number.  The number of directors of the Corporation shall be a
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variable range which is fixed at a minimum number of three and a maximum number of eighteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class). The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors; provided that no action shall be taken to decrease or increase the number of directors unless at least two-thirds of the directors then in office, whether or not a quorum, shall concur in said action.

   Section 2.3  Regular Meetings.  The regular meetings of the Board of
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Directors shall be held at least semi-annually on such dates and at such places as the President or Secretary may designate.

   Section 2.4  Special Meetings.  Special meetings of the Board of Directors
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may be called by the President, Secretary, or at the request of one-third or more of the directors. Each member of the Board of Directors shall be given notice either in writing, or in person, or by telephone, stating the time and place of such special meeting.

   Section 2.5  Quorum.  A majority of the directors shall constitute a quorum
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at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

   Section 2.6  Vacancies in Board of Directors.  Vacancies in the Board of
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Directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum.

   Section 2.7  Removal of Director.  A director, or the entire Board of
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Directors, may be removed only in accordance with Section 6.2 of the Articles of
Incorporation.

   Section 2.8  Directors Emeritus.  There is created a status known as Director
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Emeritus, which shall be an honorary position for those directors who have reached the age of 70 years or who have become incapacitated while in office. These positions may be filled by the Board or by the shareholders. The persons elected to this position shall not be voting members of the Board and shall not have any of the duties or responsibilities of a director, but shall have the right to attend meetings and be compensated for their services. No such director emeritus shall be counted as a member of the Board for the purposes set forth under this Article II of these bylaws, or for any other purpose.

   Section 2.9  Incapacity of Director.  In the event a director shall become
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physically or mentally incapacitated, the remaining members of the Board shall have the authority to so declare that person incapacitated and remove that person from the office of director.

   Section 2.10  Action Without a Meeting.  Notwithstanding other provisions of
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these bylaws, any action which may be taken at a meeting of the Board of
Directors may be taken without a meeting if a consent in writing of all directors entitled to vote is obtained pursuant to Alabama law.

                                  ARTICLE III
                            COMMITTEES OF THE BOARD
                            -----------------------

   Section 3.1  Committees.  The Board of Directors may appoint, from time to
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time, from its own members, committees of one or more persons, for such purposes and with such powers as the Board may determine.

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                                   ARTICLE IV
                                    OFFICERS
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   Section 4.1  President.  The Board of Directors shall appoint one of its
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members to be President of the Corporation.  The President shall preside at any meeting of the Board, unless a Chairman of the Board has been appointed and is present to so preside. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these bylaws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

   Section 4.2  Secretary.  The Board of Directors shall appoint a Secretary of
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the Corporation.  The Secretary shall attend to the giving of all notices required by these bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Secretary, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

   Section 4.3  Other Officers.  The Board of Directors may also appoint a
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Chairman of the Board and such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board of Directors, the Chairman of the Board of Directors, or the President.

   Section 4.4  Tenure of Office.  The President and all other officers shall
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hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed.


                                   ARTICLE V
                          STOCK AND STOCK CERTIFICATES
                          ----------------------------

   Section 5.1  Transfers.  Shares of stock shall be transferable on the books
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of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

   Section 5.2  Stock Certificates.  The shares of the Corporation shall be
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represented by certificates signed by either the President or a Vice-President and countersigned either by the Secretary or an Assistant Vice-President and may be sealed with the seal of the Corporation or a facsimile thereof.


                                   ARTICLE VI

                                     BYLAWS
                                     ------

   Section 6.1  Inspection.  A copy of the bylaws, with all amendments thereto,
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shall at all times be kept in a convenient place at the Main Office of the
Corporation and shall be open for inspection to all shareholders.

   Section 6.2  Amendments.  Except as may be otherwise limited by the Articles
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of Incorporation or by the shareholders, the bylaws may be amended, altered or repealed at any regular or special meeting of the Board of Directors by a vote of a majority of the total number of directors.

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